Exhibit 10.1

THIRD AMENDED AND RESTATED TRANSACTION SUPPORT AGREEMENT

This THIRD AMENDED AND RESTATED TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of November 21, 2023, by and among Digital Health Acquisition Corp., a Delaware corporation (“Digital Health”), Milton Chen (“Chen”), Dr. Imoigele Aisiku (“Aisiku”), and the undersigned parties listed under Stockholders on the signature page(s) hereto (the “Stockholders”). Each of Digital Health, Chen, Aisiku and each of the Stockholders are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, on June 15, 2022, Digital Health, DHAC Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), DHAC Merger Sub II, Inc., a Texas corporation (“Merger Sub II”), VSee Lab, Inc., a Delaware corporation (“VSee”), and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc”) (iDoc and VSee are each, a “Company” and, are collectively, the “Companies”), entered into that certain Business Combination Agreement, as amended by the Amended and Restated Business Combination Agreement, dated August 9, 2022, by and among Digital Health, Merger Sub I, Merger Sub II, and the Companies, as amended and restated by the Second Amended and Restated Business Combination Agreement dated October 6, 2022 (as amended to date, and as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Original Business Combination Agreement”) pursuant to which, among other things, Merger Sub I will merge with and into VSee and Merger Sub II will merge with and into iDoc, with each of VSee and iDoc as the surviving company in their respective mergers and, after giving effect to such mergers, becoming wholly-owned Subsidiaries of Digital Health, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, in connection with the Original Business Combination Agreement, Digital Health, Chen, Aisiku, and certain Stockholders entered into the Transaction Support Agreement, dated June 15, 2022, as amended by the Amended and Restated Transaction Support Agreement, dated August 9, 2022 and amended and restated by the Second Amended and Restated Transaction Support Agreement, dated October 6, 2022 (as amended, the “Original Transaction Support Agreement”);

WHEREAS, the parties to the Original Business Combination Agreement desire to amend and restate the Original Business Combination Agreement in its entirety pursuant to the Third Amended and Restated Business Combination Agreement (together with all exhibits and schedules thereto, and as may be amended and/or restated from time to time, the “Business Combination Agreement”), to be entered into by and among the parties to the Original Business Combination Agreement, in order to amend the terms of consideration paid to the parties thereto and in connection therewith;

WHEREAS, the parties hereto desire to amend and restate the Original Transaction Support Agreement pursuant to the terms of this Agreement, which shall replace the Original Transaction Support Agreement in its entirety;

WHEREAS, Chen is the Executive Vice Chairman of the Board of Directors of VSee and Aisiku is the Executive Chairman of the Board of Directors of iDoc;

WHEREAS, each Stockholder is the record and beneficial owner of the number of shares of VSee Stock and iDoc Stock set forth opposite such Stockholder’s name on Schedule A hereto (together with any other Equity Securities of either Company that such Stockholder acquires record or beneficial ownership of after the date hereof, collectively, the “Subject Shares”);

WHEREAS, in consideration for the benefits to be received by Chen, Aisiku, and the Stockholders under the terms of the Business Combination Agreement and as a material inducement to Digital Health and the other Parent Parties agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Stockholders, Chen, and Aisiku agree to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that Digital Health and the other Parent Parties would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Stockholders, Chen, and Aisiku entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1.            Company Stockholder Written Consents and Related Matters.

(a)            As promptly as reasonably practicable (and in any event within two (2) Business Days) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Stockholders shall duly execute and deliver to the Companies and Digital Health the Company Party Stockholder Written Consents (in such form as each Stockholder may reasonably approve) under which they shall irrevocably and unconditionally consent to the matters, actions and proposals contemplated by Section 5.13(b) of the Business Combination Agreement. Without limiting the generality of the first sentence of this Section 1(a), prior to the Closing, the Stockholders shall vote (or cause to be voted) the Subject Shares against and withhold consent with respect to (A) any Company Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of either Company’s covenants, agreements or obligations under the Business Combination Agreement or (y) any of the conditions to the Closing set forth in Sections 6.1 or 6.2 of the Business Combination Agreement not being satisfied.

(b)            Without limiting any other rights or remedies of Digital Health, each Stockholder hereby irrevocably appoints Digital Health or any individual designated by Digital Health as such Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of such Stockholder, to attend on behalf of such Stockholder any meeting of the Company Parties Stockholders with respect to the matters described in Section 1(a), to include such Stockholder’s Subject Shares in any computation for purposes of establishing a quorum at any such meeting of the applicable Company Parties Stockholders, to vote (or cause to be voted) such Stockholder’s Subject Shares or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the applicable Company Parties Stockholders or any action by written consent by the applicable Company Parties Stockholders (including the Company Stockholder Written Consents), in each case, only in the event that such Stockholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

(c)            The proxy granted by each Stockholder pursuant to Section 1(b) is coupled with an interest sufficient at law to support an irrevocable proxy and is granted in consideration for Digital Health entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. Subject to Section 5 hereof, the proxy granted by each Stockholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by such Stockholder and shall revoke any and all prior proxies granted by such Stockholder with respect to its Subject Shares. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Shares and a vote or consent by a Stockholder of the Subject Shares (or any other Person with the power to vote the Subject Shares) with respect to the matters in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except those provided in Section 1(a) and only in the event that such Stockholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a). For the avoidance of doubt, the Stockholder may vote the Subject Shares on all other matters, subject to, for the avoidance of doubt, the other applicable covenants, agreements and obligations set forth in this Agreement.

(d)            Each Stockholder hereby irrevocably and unconditionally waives and agrees not to exercise or assert, or make any demand in respect of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Mergers or any other transaction contemplated by the Business Combination Agreement that the Stockholder may have (under Section 262 of General Corporation Law of the State of Delaware, under Section 21.460 of the Business Organizations Code of the State of Texas or otherwise) by virtue of, or with respect to, any outstanding Subject Shares owned of record or beneficially by the Stockholder.

2.            Other Covenants and Agreements.

(a)            Subject to Section 2(c), each Stockholder shall be bound by and subject to Section 5.3(a) (Confidentiality) and Section 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Stockholder were directly party thereto, and each Stockholder, Chen and Aisiku shall be bound by and subject to the first sentence of Section 5.6(a) (Exclusive Dealing) and Section 9.17 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the Companies, as if such Stockholder were directly party thereto. Each of Chen and Aisiku shall, in their respective capacities as Executive Vice Chairman of the Board of Directors of VSee and Executive Chairman of the Board of Directors of iDoc, respectively, cause to be done such further acts and things as may be reasonably necessary or advisable to cause the Companies to fulfill its obligations under the Business Combination Agreement and consummate the transactions contemplated thereby.

(b)            Each Stockholder, Chen, and Aisiku acknowledges and agrees that Digital Health and the other Parent Parties are entering into the Business Combination Agreement in reliance upon such Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for such Stockholder, Chen, and Aisiku entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, Digital Health and the other Parent Parties would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement.

(c)            Notwithstanding Section 2(a), (i) Salesforce, Inc. shall not be bound by the Mutual Non-Disclosure Agreement, dated as of November 11, 2021, by and between Digital Health and iDoc, (ii) Salesforce, Inc. shall not be bound by Section 5 of the Mutual Non-Disclosure Agreement, dated as of November 11, 2021, by and between Digital Health and VSee (the “VSee Confidentiality Agreement”), and (iii) Section 5.3(a) (Confidentiality) of the Business Combination Agreement and all provisions of the VSee Confidentiality Agreement shall cease to apply to Salesforce, Inc. on July 31, 2024.

(d)            Salesforce, Inc. is aware, and will advise its Representatives who receive any Information (as defined in the VSee Confidentiality Agreement), of the restrictions imposed by the Securities Laws (as defined in the VSee Confidentiality Agreement) on the purchase or sale of securities by any Person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other Person when it is reasonably foreseeable that such other Person is likely to purchase or sell such securities in reliance upon such information.

3.            Stockholder Representations and Warranties. Each of the Stockholders, Chen, and Aisiku represents and warrants to Digital Health, on behalf of him or itself, as follows:

(a)            To the extent such Stockholder is an entity, such Stockholder is a limited liability company, trust or other applicable entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b)            Such Stockholder has the requisite limited liability company, trust or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary limited liability company, trust or other similar action on the part of such Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholders, Chen, and Aisiku and constitutes a valid, legal and binding agreement of each Stockholder, Chen, and Aisiku (assuming that this Agreement is duly authorized, executed and delivered by Digital Health), enforceable against each Stockholder, Chen, and Aisiku in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)            No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of any Stockholder, Chen, or Aisiku with respect to such Stockholder’s, Chen’s, or Aisiku’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Stockholders, Chen, or Aisiku to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d)            None of the execution or delivery of this Agreement by the Stockholders, Chen, and Aisiku, the performance by the Stockholders, Chen, and Aisiku of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of any Stockholder’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which any Stockholder, Chen, or Aisiku is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which Chen, Aisiku, any Stockholder or any of their respective properties or assets is bound or (iv) result in the creation of any Lien upon the Subject Shares, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Stockholders, Chen, or Aisiku to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e)            Such Stockholder is the record and beneficial owner of its Subject Shares, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Company Parties Stockholders Agreements). Except for the Equity Securities of the Companies set forth on Schedule A hereto with respect to such Stockholder, together with any other Equity Securities of the Companies that such Stockholder acquires record or beneficial ownership of after the date hereof that is either permitted pursuant to, or acquired in accordance with, Section 5.1(b)(iv) of the Business Combination Agreement, such Stockholder does not own, beneficially or of record, any Equity Securities of any Group Company. Except as otherwise expressly contemplated by the Company Parties Stockholders Agreements, or any other agreement existing on the date hereof and made available to Digital Health or that is entered into in accordance with the Business Combination Agreement, such Stockholder has no right to acquire any Equity Securities of any Group Companies. Such Stockholder has the sole right to vote (and provide consent in respect of, as applicable) the Subject Shares and, except for this Agreement and the Business Combination Agreement, Company Parties Stockholders Agreements, BCA Lock-up Agreements and any Contract with respect to a Permitted Transfer such Stockholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Stockholder to Transfer any of its Subject Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of its Subject Shares.

(f)            There is no Proceeding pending or, to Chen’s, Aisiku’s or such Stockholder’s knowledge, threatened against Chen, Aisiku, or such Stockholder that, if adversely decided or resolved, would reasonably be expected to prevent Chen, Aisiku, or such Stockholder from performing, or otherwise complying with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g)            Each of Chen, Aisiku, and such Stockholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Parent Parties and (ii) it has been furnished with or given access to such documents and information about the Parent Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Ancillary Documents to which it is or will be a party and the transactions contemplated hereby and thereby.

(h)            In entering into this Agreement and the other Ancillary Documents to which he or it is or will be a party, Chen, Aisiku, and such Stockholder has relied solely on his or its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which he or it is or will be a party and no other representations or warranties of any Parent Party (including, for the avoidance of doubt, none of the representations or warranties of any Parent Party set forth in the Business Combination Agreement or any other Ancillary Document), any Parent Non-Party Affiliate or any other Person, either express or implied, and each of Chen, Aisiku, and such Stockholder, on his or its own behalf and on behalf of his or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Ancillary Documents to which he or it is or will be a party, none of the Parent Parties, any Parent Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents to which he or it is or will be a party or the transactions contemplated hereby or thereby.

4.            Transfer of Subject Securities. Except as expressly contemplated by the Business Combination Agreement, with the prior written consent of Digital Health (such consent to be given or withheld in its sole discretion) or to a Permitted Transferee (as defined below), from and after the date hereof, each Stockholder agrees not to (a) Transfer any of its Subject Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Stockholder to Transfer its Subject Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of its Subject Shares, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise), and “Permitted Transferee” means (i) with respect to any specified Person that is not a natural person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, and (b) any corporation, trust, limited liability company, general or limited partnership or other entity advised or managed by, or under common control or management with, such Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (ii) with respect to any natural person, (x) a parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual, and (y) each trustee, solely in his or her capacity as trustee, for a trust naming only one or more of the Persons listed in sub-clause (x) as beneficiaries, in each case, with respect to the applicable Stockholder, Chen or Aisiku, that delivers to Digital Health a notice by which he, she or it agrees to be bound by all the obligations of the applicable Stockholder hereunder with respect to its Subject Shares upon a Transfer of such Subject Shares to such Person.

5.            Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement and the proxy granted in Section 1(b) shall be terminated in all respects. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or fraud, (ii) the first sentence of Section 2(a) (solely to the extent that it relates to Section 5.3(a) (Confidentiality) of the Business Combination Agreement) and the representations and warranties set forth in Sections 3(g) and (h) shall each survive any termination of this Agreement, (iii) the first sentence of Section 2(a) (solely to the extent that it relates to Section 5.4(a) (Public Announcements) of the Business Combination Agreement) shall survive the termination of this Agreement pursuant to Section 5(a) and (iv) the first sentence of Section 2(a) (solely to the extent that it relates to Section 9.17 (Trust Account Waiver) of the Business Combination Agreement) shall survive the termination of this Agreement pursuant to Section 5(b). For purposes of this Section 5, “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

6.            Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) no Stockholder makes any agreement or understanding herein in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of its Subject Shares and not in any other capacity and (b) nothing herein will be construed to limit or affect any action or inaction by any representative or Affiliate of such Stockholder serving as a member of the board of directors of any Group Company or as an officer, employee or fiduciary of any Group Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Group Company.

7.            No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may be enforced only against, and any action for breach of this Agreement may be made only against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against either Company or any Company Non-Party Affiliate (other than Chen, Aisiku, or any Stockholder named as a party hereto, on the terms and subject to the conditions set forth herein) or any Parent Non-Party Affiliate, and (b) none of the Companies, any Company Non-Party Affiliates (other than Chen, Aisiku, or any Stockholder named as a party hereto, on the terms and subject to the conditions set forth herein) or any Parent Non-Party Affiliate shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

8.            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof) if applicable, e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to Digital Health, to:

c/o Digital Health Acquisition Corp.

980 N Federal Hwy #304

Boca Raton, FL 33432

Attention: Scott Wolf, Chief Executive Officer

E-mail: scott@sjwolf.com

with a copy (which shall not constitute notice) to:

Manatt, Phelps & Philips, LLP

695 Town Center Dr.

Costa Mesa, CA 92626

Attention: Thomas Poletti, Veronica Lah

E-mail: TPoletti@manatt.com; VLah@manatt.com

If to any Stockholder, to such Stockholder’s address set forth on Schedule A.

If to Chen, to:

c/o VSee Lab, Inc.
3188 Kimlee Drive

San Jose, CA 95132

Attention: Milton Chen, CEO

Email: milton@vsee.com

with a copy (which shall not constitute notice) to:

Holcombe Law Group

12545 Oak Mist Lane

Auburn, CA 95602

Attention: Jessica Holcombe

E-mail: jholcombe@holcombelawgroup.com

If to Aisiku, to:

c/o iDoc Virtual Telehealth Solutions, Inc.
2311 West Main Street

Houston, Texas 77098

Attention: Dr. Imoigele Aisiku, Chief Executive Officer

Email: iaisiku@idocvms.com

with a copy (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square, 40th Floor

New York, NY 10036

Attention: M. Ali Panjwani and John Crowe

E-mail: ali.panjwani@pryorcashman.com; jcrowe@pryorcashman.com or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

9.            Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10.            Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by Chen, Aisiku, the Stockholders and Digital Health. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Stockholder without Digital Health’s prior written consent (to be withheld or given in its sole discretion) except to a Permitted Transferee to which Subject Shares are Transferred in accordance with the terms hereof.

11.            Fees and Expenses. Except as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

12.            Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby upon, or available at law or in equity to, such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breaches such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

13.            No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties as partners or participants in a joint venture.

14.            Miscellaneous.

(a)            Sections 9.4 (Governing Law), 9.6 (Construction; Interpretation), 9.9 (Severability), 9.10 (Counterparts; Electronic Signatures), 9.14 (Waiver of Jury Trial) and 9.15 (Submission to Jurisdiction) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

(b)            All representations, warranties, indemnities, covenants, agreements and obligations given or entered into by Stockholders, Chen, or Aisiku in this Agreement are given or entered into on a several basis, such that each of Stockholders, Chen, or Aisiku (i) is responsible for his or its own obligations separately from any other Party’s liability, and (ii) is only liable in respect of his or its own acts and defaults and not those of any other Party.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

COMPANY:

DIGITAL HEALTH ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Scott Wolf
Name: Scott Wolf
Title: Chief Executive Officer

[Signature Page to Amended and Restated Transaction Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

STOCKHOLDERS:

IMOIGELE AISIKU

/s/ Imoigele Aisiku

ANTHONY BURNETT

/s/ Anthony Burnett

MILTON CHEN

/s/ Milton Chen

SALESFORCE, INC.

By:	/s/ John Somorjai
Name: John Somorjai
Title: Chief Corporate Development and Investments Officer

[Signature Page to Amended and Restated Transaction Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

CHEN:

MILTON CHEN

/s/ Milton Chen

AISIKU:

IMOIGELE AISIKU

/s/ Imoigele Aisiku

[Signature Page to Amended and Restated Transaction Support Agreement]

SCHEDULE A

Stockholder	Number of Shares of iDoc Class A Common Stock	Number of Shares of VSee Class A Common Stock	Number of Shares of VSee Series A-1 Preferred Stock
Imoigele Aisiku c/o iDoc Virtual Telehealth Solutions, Inc. 2311 West Main Street Houston, Texas 77098	3,557	0	0
Anthony Burnett c/o iDoc Virtual Telehealth Solutions, Inc. 2311 West Main Street Houston, Texas 77098	680	0	0
Milton Chen c/o VSee Lab, Inc. 3188 Kimlee Drive San Jose, CA 95132	0	7,186,237	0
Salesforce, Inc. 415 Mission St, 3rd Floor San Francisco, CA 94105 Attention: Omar S. Alam, Vice President, M&A Legal and Associate General Counsel Email: ventureslegal@salesforce.com	0	0	1,195,019